LICENSE AGREEMENT

This LICENSE AGREEMENT (the “License Agreement”) is entered into on April 22, 2013 (the “Effective Date”) by and between is by and between (1) Cyberfone Systems, LLC, a limited liability company organized under the laws of Texas, having offices at 2331 Mill Road, Suite 100, Alexandria, VA 22314 (“Cyberfone” or “Licensor”) and TechDev Holdings, LLC, a limited liability company organized under the laws of Texas, having offices at 719 West Front Street, Suite 242, Tyler, TX 75702 (“TechDev”) and The Spangenberg Family Foundation for the Benefit of Children’s Healthcare and Education, a 501(c)(3) charitable organization organized under the laws of Texas, having offices at 2515 McKinney Avenue, Suite 1000-B, Dallas, Texas 75201 (“SFF;” TechDev and SFF are collectively referred to herein as “Licensees” or individually as a “Licensee”). Each of Licensor and the Licensees are also referred to in this Agreement each as a “Party” and collectively as the “Parties.”

1.	BACKGROUND

1.1.
Pursuant to that certain Merger Agreement by and between Cyberfone, TechDev, SFF, Marathon Patent Group, Inc. (“Marathon”) and Cyberfone Acquisition Corp. (“CAC;” together with Marathon, the “Purchaser”) dated April 22, 2013 (the “Merger Agreement”), Purchaser acquired by way of merger 100% of the Interests (as defined in the Merger Agreement) of Cyberfone from the Licensees including, inter alia, the Licensed Patents (as defined below) and the associated rights related thereto.  Any capitalized terms not defined herein shall have the definitions ascribed to them in the Merger Agreement.

1.2.
As part of the terms of the Merger, and as additional valuable consideration thereunder, the Licensees have asked to receive the license back provided by this License Agreement and Licensor has agreed to grant to each Licensee a non-exclusive license under the Licensed Patents in accordance with the terms and conditions set forth herein.

2.	DEFINITIONS

2.1.
“Affiliate” means, with respect to any Party, any Person in any country that controls, is controlled by or is under common control with such Person. The term “control” means ownership, directly or indirectly, of fifty percent (50%) or more of the voting equity of such Person or, in the case of a non-corporate Person, equivalent interests.

2.2.
“Entity” means any corporation, partnership, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, governmental entity (or any department, agency, or political subdivision thereof) or any other legal entity.

2.3.
“Licensed Patents” means each and all of the patents and patent applications listed on Exhibit A hereto, all reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, supplementary protection certificates and term restoration, provisional applications and divisions of such patents, and any patents or patent applications which correspond to or claim priority to any of the foregoing, and all foreign counterparts of the foregoing, owned by Licensor.

2.4.
“Licensed Products” means with respect to each Licensee, any products or services designed, made, and sold by Licensee and Licensee’s Affiliates which incorporate subject matter claimed or protected by the Patents.

2.5.	“Person” means any individual or Entity.

2.6.	“Third Party” means any Person other than a Party to this Agreement or its Affiliates.

3.	GRANT OF LICENSE

3.1.
Licensor hereby grants to each Licensee and each Licensee’s Affiliates a royalty-free, paid-up, irrevocable, perpetual, non-exclusive, non-divisible, non-transferable, without the right to sublicense, worldwide right and license under the Licensed Patents to make, have made, use, have used, sell, have sold, offer for sale, import, export and otherwise distribute, commercially exploit or have distributed Licensed Products in all fields (the “License”). No Licensee nor any of its Affiliates will become a foundry for any Third Party or otherwise act with the intent to provide any Third Party the benefit of the rights under the License. The License, as to any Affiliate of Licensee, will terminate as to such Affiliate if and when such Affiliate ceases to meet the requirements of being an Affiliate of a Licensee.

3.2.
The License may be passed through to each Licensee and its Affiliates’ respective purchasers, sellers, importers, distributors or users of a Licensed Product.  The License may also be passed through to sellers, importers, distributors or users of a Licensed Product as incorporated into an integrated system (a “Combo Product”), but only as required to the extent that the manufacture, sale, offering to sell, import, use or other disposal of the Licensed Product within the Combo Product would infringe (including without limitation any forms of indirect infringement) one or more of the Licensed Patents as a result solely of the Licensed Product in the Combo Product; provided that if the Licensed Product is not cited as an essential element of the infringement contention with respect to the Combo Product, the Combo Product will not be deemed to be licensed hereunder. Any Combo Product that is found to be not licensed under this provision will not, in and of itself, be a basis to terminate the license under the last sentence of Section 3.1.

4.	TERM OF AGREEMENT

Unless otherwise terminated by operation of law or by acts of the Parties in accordance with the provisions of this Agreement, this Agreement shall be in force from the Effective Date and shall remain in effect until the earlier of the expiration of the last-to-expire Licensed Patent.

5.	ASSIGNMENT

5.1.
Limitations on Assignment.  Except as expressly permitted in this Section, neither Party, including any of its Affiliates, may grant or assign any rights or delegate any duties under this Agreement to any Third Party (including by way of a “change in control”) without the prior written consent of the other.

5.2.
Permitted Assignment by Licensee.  Notwithstanding the foregoing of Section 5.1, a Licensee shall be permitted to sell, assign or otherwise transfer its rights under this License Agreement without Licensor’s consent to (i) an Affiliate; or (ii) in the event a Licensee sells, merges, conveys or otherwise transfers all or substantially all of its equity or assets or all or substantially all of such Licensee’s business assets related to the Licensed Patents to a Third Party acquirer (a “Sale Transaction” and an “Acquirer,” respectively), such Licensee shall be entitled to assign its rights hereunder to such Acquirer; provided (i) the Acquirer is not a party to a patent assertion claim or infringement action or suit involving one or more of the Licensed Patents prior to the Sale Transaction and (ii) the use by the Acquirer of the License (a) will be limited to the terms thereof, (b) shall apply strictly to Licensed Products or Combo Products in existence or directly derived from Licensed Products or Combo Product in existence (for example, and without limitation, a rebranded Licensed Product or Combo Product or a new version, upgrade or update of an existing  Licensed Product or Combo Product) on the date of the Sale Transaction and (c) in no event will extend to any other products, processes or services of the Acquirer or its Affiliates.  No Licensee shall assign or otherwise transfer any right hereunder to any other party unless (x) such sale or assignment is subject to all of the terms and conditions of this License Agreement and (y) such other party executes an agreement agreeing to be bound by all of the terms and conditions of this License Agreement with respect to the rights being transferred or assigned.

5.3.
Permitted Assignment by Licensor.  Notwithstanding the foregoing of Section 5.1, Licensor shall be permitted to sell, assign or otherwise transfer its rights under this License Agreement without consent of the Licensees to (i) an Affiliate; or (ii) a Third Party; provided that such Third Party executes an agreement agreeing that all of the licenses, releases and covenants of Licensor contained herein shall run with the rights being sold, assigned or transferred and shall be binding on any successors-in-interest, transferees, or assigns thereof.

5.4.
Unpermitted Assignment Void.  Any attempted transfer, license, assignment, or grant in contravention of this Section 5 shall be null and void.  This License Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their permitted successors and assigns.

6.	BANKRUPTCY; COVENANT NOT TO SUE

6.1.
The Parties hereby agree that this License Agreement includes licenses of intellectual property for the purposes of § 365(n) of the U.S. Bankruptcy Code and in the event of a petition in bankruptcy or insolvency, or upon or after any adjudication that Licensor is bankrupt or insolvent, or upon or after the filing by Licensor of any petition or answer seeking judicial reorganization, readjustment or arrangement of the business of Licensor under any law relating to bankruptcy or insolvency, or upon or after the appointment of a receiver for all or substantially all of the property of Licensor, in accordance with all applicable bankruptcy laws, the License hereby granted shall be maintained and be in effect, consistent with the terms and conditions set forth herein.

6.2.
Licensor on behalf of itself and its Affiliates covenants not to sue on the basis of infringement of the Licensed Patents: (i) a Licensee or a Licensee’s Affiliates, with respect to Licensed Products or Combo Products nor (ii) any third party making, having made, using, importing, exporting, distributing, selling, offerring for sale, developing or advertising the Licensed Products or Combo Products on behalf of a Licensee or its Affiliates, solely with respect to making, having made, using, importing, exporting, distributing, selling, offering for sale, developing or advertising Licensed Products and Combo Products.

7.	MISCELLANEOUS

7.1.
Confidentiality of Terms.  Each Party shall keep the terms and existence of this License Agreement confidential and will not now or hereafter divulge any of this information to any Third Party except: (a) with the prior written consent of the other Parties hereto; (b) to the extent necessary in order to perfect its rights hereunder; (c) to its accountants, legal counsel, tax advisors, subject to obligations of confidentiality/privilege at least as stringent as those contained herein; (d) to a counterparty in connection with a merger, acquisition, sale, financing or similar transaction, subject to obligations of confidentiality at least as stringent as those contained herein; (e) for the purposes of disclosure in connection with the Securities and Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and any other reports filed with the Securities and Exchange Commission, or any other filings, reports or disclosures that may be required under applicable laws or regulations; (f) as may be compelled by law or legal process or as required during the course of litigation; provided, however, that in the event of potential disclosure under subsection (f), the disclosing Party will (i) use all legitimate and legal means available to minimize the disclosure to Third Parties, including, without limitation, seeking a protective order whenever appropriate or available and (ii) provide the other Parties with at least ten (10) days’ prior written notice of such disclosure.

7.2.
No Third Party Rights. Nothing in this License Agreement is intended to confer upon any Person, other than the Parties, their respective Affiliates and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this License Agreement, except as expressly provided in this License Agreement.

7.3.
Governing Law; Forum.  This License Agreement, its performance and interpretation shall be governed by the substantive law of the State of Texas, USA, exclusive of its choice of law rules.  The competent federal courts and tribunals located in Marshall, Texas USA shall have sole and exclusive jurisdiction in any dispute or controversy arising out of or relating to this License Agreement.

7.4.
Notices.  All notices given hereunder will be given in writing, will refer to this License Agreement and will be: (i) personally delivered, (ii) delivered prepaid by an internationally recognized express courier service, or (iii) sent postage prepaid registered or certified U.S. mail (return receipt requested) to the address set forth below:

If to Licensees TechDev Holdings, LLC 719 W. Front Street Suite 244, Tyler TX 75702 Attn: Audrey Spangenberg	If to Licensor Cyberfone Systems, LLC 2331 Mill Road, Suite 100 Alexandria, VA 22314 Attn: Doug Croxall

Notices are deemed given on (a) the date of receipt if delivered personally or by express courier (or if delivery refused, the date of refusal), or (b) the fifth (5th) calendar day after the date of posting if sent by US mail. Notice given in any other manner will be deemed to have been given only if and when received at the address of the Person to be notified.  Any Party may from time to time change its address for notices under this License Agreement by giving the other Parties written notice of such change in accordance with this Section.

7.5.
Relationship of Parties. The Parties are independent contractors and not partners, joint venturers, or agents of the other. No Party assumes any liability of or has any authority to bind, or control the activities of, the others.

7.6.
Severability.  If any provision of this License Agreement is found to be invalid or unenforceable, then the remainder of this License Agreement will have full force and effect, and the invalid provision will be modified, or partially enforced, to the maximum extent permitted to effectuate its original objective.

7.7.
Waiver.  Failure by any Party to enforce any term of this License Agreement will not be deemed a waiver of future enforcement of that or any other term in this License Agreement or any other agreement that may be in place between the Parties.

7.8.
Entire Agreement.  This License Agreement, including its exhibits, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions.  None of the Parties will be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. The section headings contained in this License Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this License Agreement. No oral explanation or oral information by any Party hereto will alter the meaning or interpretation of this License Agreement.  No amendments or modifications will be effective unless in writing and signed by authorized representatives of the Parties.  The following exhibit is attached hereto and incorporated herein: Exhibit A (entitled “The Licensed Patents”).

7.9.
Counterparts; Electronic Signature.  This License Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument. Each Party will execute and deliver to the other Party a copy of this License Agreement bearing its original signature. Prior to such execution and delivery, in order to expedite the process of entering into this License Agreement, the Parties acknowledge that Transmitted Copies of this Agreement will be deemed original documents.  “Transmitted Copies” means copies that are reproduced or transmitted via email of a .pdf file, photocopy, facsimile or other process of complete and accurate reproduction and transmission.

In witness whereof, the Parties have caused this License Agreement to be executed as of the Effective Date by their respective duly authorized representatives.

TechDev Holdings, LLC By:__________________________	Cyberfone Systems, LLC By: _________________________
Name:	Name:
Title:	Title:
The Spangenberg Family Foundation for the Benefit of Children’s Healthcare and Education By:__________________________
Name:
Title: